Exhibit 10.13

PERSONAL SERVICES CONSULTING AGREEMENT

MODIFICATION 001, 01 January 2016

THIS CONSULTING Agreement (the "Agreement") made effective and entered into on the 1st day of January 2015 by and between B6 Sigma, Inc., a Delaware Corporation (the "Company"), and Monica Yaple ("Consultant")., having an office at 5801 Osuna Rd NE, Suite 109, Albuquerque, New Mexico 87109-2587 (hereinafter also called “Consultant”), is hereby modified as follows:

1.	Company Name. Effective December 29, 2015, B6 Sigma, Inc. Merged into its parent company Sigma Labs, Inc., a Nevada Corporation.

2.	Term. The company hereby engages the Consultant, and Consultant hereby accepts engagement terms hereunder, for a term until December 31, 2016 (the “Term”) commencing on January 1, 2016.

SIGMA LABS, INC.	Monica Yaple

By: /s/ Mark J. Cola	By: /s/ Monica Yaple
Mark J. Cola, President & CEO	Monica Yaple